Exhibit 99.1
CSB BANCORP, INC. REPORTS EARNINGS FOR SECOND QUARTER 2010
SECOND Quarter Highlights
•	Net Income totals $921,000

•	Diluted earnings per share of $0.34

•	Return on average common equity of 7.90%

•	Return on average assets of 0.85%
Millersburg, Ohio – July 20, 2010 – CSB Bancorp, Inc. (OTCBB: CSBB.ob) today announced second quarter 2010 net income of $921 thousand, or $.34 per basic and diluted share, as compared to $706 thousand, or $.26 per basic and diluted share for the same period in 2009.
Annualized returns on average common equity and average assets for the quarter were 7.90% and 0.85%, respectively, compared with 6.32% and 0.67% for the second quarter of 2009.
Eddie Steiner, President and CEO stated, “The Company’s balance sheet grew by 1.3% during the quarter as customers increased deposit balances. Demand for new loans remained soft but was sufficient to offset principal paydowns, reversing four consecutive quarters of modest declines in loan balances outstanding. Second quarter earnings are above year ago levels, and the Company continues to generate consistent profitability.”
Net interest income of $3.8 million improved $1 thousand or 0.03% from the same quarter in the prior year. Net interest margin equated to 3.76% for the quarter, as compared to 3.88% during the second quarter of 2009. Total revenue of $4.8 million increased 2.4% compared with revenue of the prior-year second quarter.
Non-interest expense totaled $3.1 million during the quarter, a decrease of $60 thousand, or 1.9%, from second quarter 2009. The Company’s second quarter efficiency ratio was 67.7%, as compared to same quarter results in the prior year of 68.5%.
Federal income tax expense was $412 thousand for second quarter 2010, reflecting an effective tax rate of 30.9%, compared to $302 thousand for the same quarter in 2009, or 29.9%. The higher effective tax rate was primarily the result of a lesser portion of the Company’s revenue coming from tax-exempt securities held in the Company’s investment portfolio.
At June 30, 2010, assets totaled $441 million, up $6 million, or 1.3%, from March 31, 2010. Securities balances increased $3 million, or 3.8% during the quarter while total loan balances grew by $1 million, or 0.3% to $312 million at June 30. Commercial loan balances, including commercial real estate, increased $1.9 million or 1.0% during the three months ended June 30, residential mortgage and home equity balances declined $1.0 million, or 0.9% from the prior linked quarter, while consumer installment, and other loan balances increased $121 thousand, or 1.7%.
CSB recognized net loan recoveries of $14 thousand during the quarter, representing an annualized rate of (0.02%) of average loan balances and resulting in a six-month annualized loss rate of 0.14% at the mid point of the Company’s fiscal year.
As of June 30, 2010, nonperforming assets totaled $6.3 million, or 2.03% of period-end loans plus other real estate, compared with $6.5 million, or 2.09%, at the prior quarter-end. Commenting on the Company’s credit quality, Mr. Steiner noted, “Nonperforming assets remain somewhat elevated as difficult economic conditions continue to exert stress on some borrowers. We expect these conditions to continue through 2010 as the economy struggles to regain positive momentum.”
The Company’s allowance for loan losses at June 30, 2010 was 1.48% of period end loans and the Company funded $239 thousand in loan loss provision during the quarter. The ratio of allowance for loan losses to nonperforming loans stood at 76% at quarter-end.
Deposit balances totaled $330 million at June 30, 2010, an increase of $3.6 million, or 1.1% from the prior quarter. Within the deposit category, non interest-bearing account balances increased $5 million, or 8.7%. Interest bearing checking, money market and savings accounts declined $4 million, or 3.3%, from March 31 and time deposit balances increased $3.2 million, or 2.2%.
Short-term and other borrowings amounted to $63 million as of June 30, up $1 million for the quarter as customers increased balances under retail repurchase agreements.
Shareholders’ equity totaled $47 million on June 30, 2010 with 2.7 million common shares outstanding and a tangible equity to assets ratio of 10.2% at quarter-end. In concluding remarks, Mr. Steiner observed, “The Company’s capital and liquidity positions remain strong and provide stability to effectively meet the financial service needs of the communities we serve.”
The Company declared a common dividend of $0.18 per share during the quarter.
About CSB Bancorp, Inc.
CSB is a financial holding company headquartered in Millersburg, Ohio, with approximate assets of $441 million as of June 30, 2010. CSB provides a complete range of banking and other financial services to consumers and businesses through its wholly owned subsidiary, The Commercial and Savings Bank, with fourteen banking centers in Holmes, Tuscarawas, Wayne and Stark counties and Trust offices located in Millersburg and Wooster, Ohio.

Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
Contact Information:
Paula J. Meiler, SVP & CFO
330-763-2873
paula.meiler@csb1.com

CSB BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands except per share data)

	Quarters					YTD
	2010	2010	2009	2009	2009	2010	2009
EARNINGS	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	6 months	6 months

Net interest income FTE (a)	$3,886	$3,935	$4,231	$3,920	$3,884	$7,821	$7,824
Provision for loan losses	239	519	409	293	394	758	635
Other income	889	731	769	870	780	1,620	1,576
Other expenses	3,150	3,041	3,191	3,188	3,210	6,191	6,339
FTE adjustment (a)	53	54	56	56	52	107	98
Net income	921	737	931	858	706	1,658	1,602
Diluted EPS	0.34	0.27	0.34	0.31	0.26	0.61	0.59

PERFORMANCE RATIOS
Return on average assets (ROA)	0.85%	0.67%	0.84%	0.80%	0.67%	0.76%	0.76%
Return on average common equity (ROE)	7.90%	6.44%	8.04%	7.49%	6.32%	7.18%	7.24%
Net interest margin FTE (a)	3.76%	3.78%	4.01%	3.84%	3.88%	3.77%	3.93%
Efficiency ratio	67.74%	64.83%	63.51%	66.10%	68.46%	66.27%	67.92%
Number of full-time equivalent employees	144	140	144	146	141

MARKET DATA
Book value/common share	$17.10	$16.88	$16.76	$16.67	$16.34
Period-end common share mkt value	15.75	14.60	15.25	15.20	16.00
Market as a % of book	92.11%	86.49%	90.99%	91.18%	97.92%
PE ratio	12.50	12.37	12.30	12.77	12.80
Cash dividends/common share	$0.18	$0.18	$0.18	$0.18	$0.18	$0.36	$0.36
Common stock dividend payout ratio	52.94%	66.67%	52.94%	58.06%	69.23%
Average basic common shares	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Average diluted common shares	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Period end common shares outstanding	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Common shares repurchased	0	0	0	0	0	0	0
Common stock market capitalization	$43,073	$39,928	$41,706	$41,569	$43,757

ASSET QUALITY
Gross charge-offs	$20	$289	$82	$82	$431	$309	$721
Net charge-offs (recoveries)	(14)	223	46	(6)	398	209	631
Allowance for loan losses	4,608	4,356	4,060	3,697	3,398
Nonperforming assets (NPAs)	6,335	6,492	4,303	4,545	4,123
Net charge-off/average loans ratio	(0.02)%	0.29%	0.06%	(0.01)%	0.50%	0.14%	0.40%
Allowance for loan losses/period-end loans	1.48	1.40	1.29	1.17	1.07
NPAs/loans and other real estate	2.03	2.09	1.37	1.44	1.29
Allowance for loan losses/nonperforming loans	75.69	70.02	98.04	82.05	83.47

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	10.16%	10.15%	9.73%	10.26%	10.16%
Average equity to assets	10.70	10.44	10.45	10.68	10.60
Average equity to loans	14.99	14.89	14.54	14.38	14.06
Average loans to deposits	95.24	95.35	100.69	105.15	104.76

AVERAGE BALANCES
Assets	$436,782	$444,916	$439,688	$425,439	$423,767	$440,838	$422,662
Earning assets	414,137	422,487	418,737	404,629	401,966	418,289	401,368
Loans	311,647	311,789	315,168	316,149	319,421	311,717	318,876
Deposits	327,215	326,986	313,016	300,652	304,910	327,092	302,962
Shareholders’ equity	46,724	46,440	45,964	45,449	44,918	46,591	44,649

ENDING BALANCES
Assets	$441,242	$435,622	$450,666	$427,391	$422,585
Earning assets	419,855	413,771	428,301	406,054	401,558
Loans	311,857	310,900	313,482	314,717	317,880
Deposits	329,817	326,204	329,486	302,898	300,513
Shareholders’ equity	46,776	46,171	45,822	45,580	44,678
NOTES:

(a)	- Net Interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

CSB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,
	2010	2009
ASSETS
Cash and cash equivalents
Cash and due from banks	$8,480,535	$7,643,710
Interest-earning deposits in other banks	31,096,976	8,056,334
Federal funds sold	298,000	1,691,000

Total cash and cash equivalents	39,875,511	17,391,044
Securities
Available-for-sale, at fair-value	71,075,984	67,302,810
Restricted stock, at cost	5,463,100	5,463,100

Total securities	76,539,084	72,765,910
Loans held for sale	64,000	1,164,660
Loans	311,856,767	317,879,674
Less allowance for loan losses	4,608,389	3,397,920

Net loans	307,248,378	314,481,754

Goodwill and core deposit intangible	2,162,922	1,949,483
Bank owned life insurance	2,906,380	2,800,812
Premises and equipment, net	8,122,007	8,243,694
Accrued interest receivable and other assets	4,323,192	3,787,394

TOTAL ASSETS	$441,241,474	$422,584,751

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$57,204,438	$44,083,567
Interest-bearing	272,613,003	256,429,380

Total deposits	329,817,441	300,512,947

Short-term borrowings	31,088,481	24,917,661
Other borrowings	31,955,136	50,261,780
Accrued interest payable and other liabilities	1,604,820	2,214,038

Total liabilities	394,465,878	377,906,426

Shareholders’ equity
Common stock, $6.25 par value. Authorized 9,000,000 shares; issued 2,980,602 shares in 2010 and 2009	18,628,767	18,628,767
Additional paid-in capital	9,993,812	9,989,447
Retained earnings	21,819,730	20,341,438
Treasury stock at cost - 245,803 shares in 2010 and 2009	(5,014,541)	(5,014,541)
Accumulated other comprehensive income	1,347,828	733,214

Total shareholders’ equity	46,775,596	44,678,325

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$441,241,474	$422,584,751

CSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest and dividend income:
Loans, including fees	$4,285,426	$4,582,288	$8,587,524	$9,203,044
Taxable securities	647,818	797,541	1,398,223	1,685,408
Nontaxable securities	82,189	79,925	166,029	147,922
Other	14,380	6,132	33,502	8,856

Total interest and dividend income	5,029,813	5,465,886	10,185,278	11,045,230
Interest expense:
Deposits	876,253	1,135,407	1,752,255	2,297,802
Other	320,298	498,412	719,070	1,021,801

Total interest expense	1,196,551	1,633,819	2,471,325	3,319,603

Net interest income	3,833,262	3,832,067	7,713,953	7,725,627
Provision for loan losses	238,740	394,068	757,900	635,140

Net interest income after provision for loan losses	3,594,522	3,437,999	6,956,053	7,090,487

Non-interest income
Service charges on deposits accounts	286,263	324,210	555,464	617,510
Trust services	124,270	119,616	265,851	234,375
Securities gains	147,763	(577)	147,763	115,503
Gain on sale of loans	45,037	116,890	90,762	184,460
Other	285,453	219,960	560,382	424,406

Total non-interest income	888,786	780,099	1,620,222	1,576,254
Non-interest expenses
Salaries and employee benefits	1,743,937	1,696,213	3,348,523	3,404,577
Occupancy expense	192,426	230,817	412,132	474,162
Equipment expense	124,238	137,951	250,991	271,696
Franchise tax expense	135,000	126,580	270,050	236,370
Professional and director fees	169,868	184,553	323,704	328,316
FDIC deposit insurance	163,279	218,300	308,340	391,200
Amortization of intangible assets	15,750	16,227	31,500	32,545
Other expenses	605,866	599,606	1,245,976	1,200,281

Total non-interest expenses	3,150,364	3,210,247	6,191,216	6,339,147

Income before income tax	1,332,944	1,007,851	2,385,059	2,327,594

Federal income tax provision	412,200	301,800	727,000	725,600

Net income	$920,744	$706,051	$1,658,059	$1,601,994

Net income per share
Basic	$0.34	$0.26	$0.61	$0.59

Diluted	$0.34	$0.26	$0.61	$0.59

Note: Certain prior year balances have been reclassified to conform to the current year presentation.